UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

March 15, 2006
Date of Report (Date of earliest event reported)

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 15, 2006, Plains All American Pipeline, L.P. (the “Partnership”) announced that through its subsidiary, Plains LPG Services, L.P., it has signed a definitive agreement to acquire 100% of the equity interests of Andrews Petroleum, Inc. and Lone Star Trucking, Inc. for approximately $205 million.  Plains LPG Services, L.P. is a liquefied petroleum gas marketing and asset based company that is a wholly owned, indirect subsidiary of the Partnership.  The transaction is expected to close in the next 30 days, subject to receipt of regulatory approval and satisfaction of customary closing conditions.

Andrews and Lone Star provide isomerization, fractionation, marketing and transportation services to producers and customers of natural gas liquids (“NGLs”) throughout the Western United States. The primary assets consist of 200,000 barrels of NGL storage; a processing facility with butane isomerization capacity of 14,000 barrels per day and NGL fractionation capacity of 9,600 barrels per day; a rail rack with the ability to service 30 tankcars; a truck rack with the ability to service seven trucks; a fleet of over 50 tractor trailers and office facilities in California.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2006	PLAINS ALL AMERICAN PIPELINE, L.P.

	By:	Plains AAP, L.P., its general partner

	By:	Plains All American GP LLC, its general partner

	By:	/s/ TIM MOORE
Name: Tim Moore Title: Vice President

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